PENNSYLVANIA
                            PUBLIC UTILITY COMMISSION
                           Harrisburg, PA. 17105-3265

                                               Public Meeting held May 13, 1999

Commissioners Present:

                  John M. Quain, Chairman
                  David W. Rolka
                  Nora Mead Brownell
                  Aaron Wilson, Jr.


Affiliated Interest Agreement Between                  Docket Number:
National Fuel Gas Distribution Corporation             G-00990679
and Data-Track Account Services, Inc. for the performance of collection services.


                                      ORDER


BY THE COMMISSION:

                  On April 14, 1999, National Fuel Gas Distribution Corporation ("NFGD") filed, pursuant to Chapter 21 of the Public Utility Code, 66 Pa. C.S. Ch.21, a Service Agreement between NFGD and Data-Track Account Services, Inc. ("Data-Track"). This agreement is for the provision of collection services to NFGD by Data-Track.

                  NFGD and  Data-Track  are  subsidiaries  of National  Fuel Gas
Company, organized under the Public Utility Holding Company Act of 1935. Data-Track is a licensed and certified collection agency engaged in the business of providing collection services on business accounts. NFGD desires to retain Data-Track to provide the collection services described in the Agreement to NFGD.

                  Review and analysis of the Affiliated Interest Agreement indicate that the terms of the Agreement appear to be reasonable and consistent with the public interest. However, approval of the Application does not preclude the Commission from investigating, during any formal proceeding, the reasonableness of this Application;

THEREFORE,

                  IT IS ORDERED:

                  1. That the Affiliated Interest Agreement between National Fuel Gas Distribution Corporation and Data-Track Account services, Inc. be and hereby is approved.

                  2. That approval of the Affiliated Interest Agreement does not preclude the Commission from investigating, during any formal proceeding, the reasonableness of any charge brought under the Agreement.

                  3. That Docket No. G-00990679 be market "closed".

                                            BY THE COMMISSION,


                                            /s/ James J. McNulty
                                            ----------------------------------

                                            James J. McNulty
                                            Secretary


(SEAL)

ORDER ADOPTED: May 13, 1999

ORDER ENTERED: MAY 13, 1999


Order Doc. #130822